UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Prime Global Capital Group Incorporated (the “Company”) was held on July 30, 2015 (the “Annual Meeting”). The Company’s stockholders voted on the following five proposals (described in detail in the Company’s definitive proxy statement) at the Annual Meeting and cast their votes as follows:

Proposal No. 1	The Company’s stockholders elected the following nominees as directors for terms expiring at the Company’s 2016 Annual Meeting of the Stockholders: Weng Kung Wong, Liong Tat Teh, Amirrudin Bin Che Embi, James E. Scheifley and Ham Poh Chai. These nominees represented the Board’s entire slate of nominees. The complete final tabulation of voting results for the election of directors is set forth below:

Name	For	Against	Abstain	Broker Non-Vote
Weng Kung Wong	457,486,918		23,149	55,960
Liong Tat Teh	457,468,067		42,000	55,960
Amiruddin Bin Che Embi	457,468,067		42,000	55,960
James E. Scheifley	457,468,067		42,000	55,960
Ham Poh Chai	457,468,067		42,000	55,960

Proposal No. 2	The Company’s stockholders ratified the appointment of Crowe Horwath (HK) CPA Limited as the Company’s independent auditors for the fiscal year ending October 31, 2015 by the votes indicated below:

For	Against	Abstain	Broker Non-Vote(1)
457,509,982	56,045	0	0

(1)	Pursuant to the rules of the NYSE, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal No. 3	The Company’s stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers by the votes indicated below:

For	Against	Abstain	Broker Non-Vote(1)
457,454,022	56,045	0	55,960

As of the close of business on June 1, 2015, the record date, the Company had 512,682,393 shares of Common Stock, at $0.001 par value. Stockholders holding 460,473,445 shares, or approximately 89.8% of the eligible voting shares, casted votes including 129,404,282 shares that were present in person, 330,917,754 by proxy and 151,409 shares that voted online at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: August 5, 2015

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer